PaineWebber Inc.
                              $400MM GECMS 2000-1
                           Whole Loan 30YR Fixed-Rate



GWAC                                 7.98% +/-15bps

Pass-Through                         7.50%

WAM                                  355 +/-2 months

California                           45% max

Avg Loan Balance                     $294K approx.

WA LTV                               76% approx.

Primary Occupancy                    97% approx.

Cash-Out Refi                        10% approx.

SFD/PUD                              94% approx.

Full Doc                             85% approx.

AAA Ratings                          2 of 4 (S&P, Moody's, Fitch, D&P)

Estimated Subordination Level        4.25%

Pricing Speed                        250% PSA

Settlement Date                      January 28, 2000



                            All numbers approximate.
                   All tranches subject to 5% size variance.



The information herein has been provided solely by PaineWebber Incorporated. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by an other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the Description of the Mortgage Pool contained in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by PaineWebber Incorporated.